Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 17, 2006, on the financial statements of Parkdale America, LLC for the year ended December 31, 2005, which is included in the Annual Report of Unifi, Inc. on Form 10-K for the year ended June 25, 2006. We hereby consent to the incorporation by reference of the said report in the Registration Statement of Unifi, Inc. on Form S-4 (File No. 333-137972).

/s/ Grant Thornton LLP

Charlotte, North Carolina

November 17, 2006